Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
_________________________

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
___________________________________

Kentucky	30-0939371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
100 Valvoline Way
Lexington, KY 40509
(859) 357-7777
(Address, including zip code, and telephone number, including area code, of principal executive offices)
___________________________________

Valvoline Inc. Employee Stock Purchase Plan
(Full title of the plan)
___________________________________

Julie M. O'Daniel
Senior Vice President, Chief Legal Officer and Corporate Secretary
100 Valvoline Way
Lexington, KY 40509
(859) 357-7777
(Name, address and telephone number, including area code, of agent for service)
___________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of large accelerated filer, accelerated filer, smaller reporting company, and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount or Registration Fee
Common Stock, par value $0.01 per share	2,000,000	$20.74	$41,480,000	$5,164.26

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s Common Stock that may be offered or sold pursuant to the Valvoline Inc. Employee Stock Purchase Plan to prevent dilution resulting from stock splits, stock dividends, or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Valvoline Inc. Employee Stock Purchase Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based on the average of the high ($20.88) and low ($20.60) sales prices per share of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 15, 2018.

INTRODUCTION

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Valvoline Inc., a Kentucky corporation ("Valvoline" or the “Registrant”) relating to 2,000,000 shares of Valvoline common stock, $0.01 par value per share (the “Common Stock”) to be offered and sold pursuant to the Valvoline Inc. Employee Stock Purchase Plan (the “Plan”), together with an indeterminate amount of interests in the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees participating in the Plan, as specified by Rule 428(b)(1) under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, filed with the Commission on November 17, 2017 (File No. 001-37884);

(b)
The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2017 and March 31, 2018, filed with the Commission on February 8, 2018 and May 3, 2018, respectively (File No. 001-37884);

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on November 28, 2017, February 5, 2018, May 2, 2018 and May 17, 2018 (File No. 001-37884); and

(d)
The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on September 19, 2016 (Registration No. 333-211720), pursuant to Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such items) and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities offered hereby has been passed upon by Julie M. O’Daniel, Valvoline’s Senior Vice President, Chief Legal Officer and Corporate Secretary. Ms. O’Daniel beneficially owns 3,978 shares of Common Stock inclusive of stock appreciation rights to acquire 1,641 net shares of Common Stock which she is deemed to beneficially own in accordance with Rule 13d-3.

Item 6. Indemnification of Directors and Officers.

Section 271B.2-020 of the Kentucky Business Corporation Act (the “KBCA”) permits a corporation to eliminate or limit the personal liability of its directors for monetary damages for breach of fiduciary duty as a director; provided that such a provision does not eliminate or limit the liability of directors for (i) transactions in which the director’s personal financial interest is in conflict with the financial interests of the corporation or its shareholders; (ii) acts or omissions that are not taken in good faith, that involve intentional misconduct or that are known to the director to be a violation of law; (iii) a vote for or assent to certain unlawful distributions to shareholders; or (iv) any transaction from which the director derived an improper personal benefit. Our amended and restated articles of incorporation include a provision limiting the liability of our directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Kentucky law.

Section 271B.8-510 of the KBCA generally permits a corporation to indemnify an individual who is made a party to a proceeding because the individual is or was a director or officer of the corporation as long as the individual (i) conducted himself or herself in good faith; (ii) honestly believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in the best interest of the corporation or, in all other cases, was at least not opposed to its best interest; and (iii) in a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Indemnification may be made against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred with respect to a proceeding, except that if the proceeding was by or in the right of the corporation, indemnification may only be made against reasonable expenses. A determination that indemnification is permitted by the terms of the KBCA must first be made before a director or officer can be indemnified. Section 271B.8-510 of the KBCA specifically prohibits indemnification (i) in connection with a proceeding by or in the right of the corporation in which the director or officer is held liable to the corporation or (ii) in connection with any other proceeding where the director or officer is adjudged to have received an improper personal benefit, in each case, unless the applicable court determines that indemnification for a director’s or officer’s reasonable expenses incurred in the proceeding is appropriate.

In addition, Section 271B.8-520 of the KBCA provides that, unless limited by the articles of incorporation, a corporation shall indemnify any director or officer who is wholly successful in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

Our amended and restated articles of incorporation permits, and our amended and restated by-laws generally require, that we indemnify our directors and officers to the fullest extent permitted under Kentucky or other applicable law. The right to be indemnified, unless determined by us not to be in our best interests, includes the right of a director or officer to be paid expenses, including attorneys’ fees, in advance of the final disposition of any proceeding; provided that, if required by law or by us in our discretion, we receive an undertaking to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified.

We have also purchased directors’ and officers’ liability insurance covering certain liabilities, subject to certain exceptions and limitations, which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with this Registration Statement.

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of Valvoline Inc. (incorporated by reference to Exhibit 3.1 to Valvoline's Annual Report on Form 10-K (File No. 001-37884) filed on November 17, 2017).
4.2	Amended and Restated By-Laws of Valvoline Inc. (incorporated by reference to Exhibit 3.2 to Valvoline's Annual Report on Form 10-K (File No. 001-37884) filed on December 19, 2016).
5.1*	Opinion of Julie M. O'Daniel.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Julie M. O'Daniel (contained in her opinion filed as Exhibit 5.1).
24.1*	Power of Attorney.
99.1	Valvoline Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to Valvoline’s Current Report on Form 8-K (File No. 001-37884) filed on February 5, 2018).
__________________
*Filed herewith.

Item 9. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on the 21st day of May, 2018.

VALVOLINE INC.
(Registrant)
By:
/s/ Mary E. Meixelsperger
Mary E. Meixelsperger
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the 21st day of May, 2018:

Signatures	Capacity
/s/ Samuel J. Mitchell, Jr.	Chief Executive Officer and Director
Samuel J. Mitchell, Jr.	(Principal Executive Officer)
/s/ Mary E. Meixelsperger	Chief Financial Officer
Mary E. Meixelsperger	(Principal Financial Officer)
/s/ David J. Scheve	Controller and Chief Accounting Officer
David J. Scheve	(Principal Accounting Officer)

*	Non-Executive Chairman and Director
Stephen F. Kirk
*	Director
Richard J. Freeland
*	Director
Stephen E. Macadam
*	Director
Vada O. Manager
*	Director
Charles M. Sonsteby
*	Director
Mary J. Twinem

* The undersigned, by signing her name hereto, executes this Registration Statement pursuant to a power of attorney executed by the above-named persons and filed with the Commission as an Exhibit to this Registration Statement.

*By:	/s/ Julie M. O’Daniel
Julie M. O’Daniel
Attorney-in-Fact

Date:	May 21, 2018